UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2020

WAYSIDE TECHNOLOGY GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-26408	13-3136104
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Industrial Way West, Suite 300, Eatontown, New Jersey	07724
(Address of principal executive offices)	(Zip Code)

732-389-0932

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

◻      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

◻ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

◻      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

◻      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, $.01 par value	WSTG	The NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company◻

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ◻

Item 2.01     Completion of an Acquisition or Disposition of Assets.

On April 30, 2020, CLIMB Channel Solutions (Canada) Inc. (“Buyer”), a newly-formed indirect subsidiary of Wayside Technology Group, Inc. (the “Company”), completed the previously announced acquisition of Interwork Technologies Inc., a Delaware corporation (“Interwork US”), and Interwork Technologies Inc., a corporation incorporated under the laws of the Province of Ontario, Canada (“Interwork Canada”) pursuant to the Stock Purchase Agreement (“SPA”) dated April 20, 2020 with Interwork Group, Inc., Interwork US, Interwork Canada, and Firepower Equity Inc.

Pursuant to the SPA, the Buyer acquired Interwork US and Interwork Canada for aggregate consideration paid by the Buyer at closing of $5 million Canadian dollars, without giving effect to related transactions fees and expenses, plus a potential post-closing $1.1 million Canadian dollar earn-out.

The foregoing descriptions of the SPA in this Item 2.01 do not purport to be complete and are subject to and qualified in their entirety by reference to the full text of the SPA, which is filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on April 22, 2020 and is incorporated by reference as Exhibit 2.1 hereto and in this Item 2.01.

All statements in this Current Report on Form 8-K, other than statements of historical fact, constitute forward-looking statements.  These forward-looking statements are subject to certain known and unknown risks and uncertainties, as well as assumptions that could cause actual results to differ materially from those reflected in these forward-looking statements.  These risks and uncertainties include, without limitation, those that are described in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, as updated by subsequent SEC filings.  Currently, the Company is also subject to risk and uncertainties related to the potential adverse effect of the current pandemic of the novel coronavirus, or COVID-19, on the Company, the global economy and financial markets.  The extent to which COVID-19 impacts the Company will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including the scope, severity and duration of the pandemic, the actions taken to contain the pandemic or mitigate its impact, and the direct and indirect economic effects of the pandemic and containment measures, among others.

Item 9.01     Financial Statements and Exhibits.

(d)        Exhibits:

2.1*

Stock Purchase Agreement, dated April 20, 2020, by and among CLIMB Channel Solutions (Canada) Inc., Interwork Group, Inc., Interwork Technologies Inc. (US), Interwork Technologies Inc. (CA), and Firepower Equity Inc. (incorporated by reference to Exhibit 2.1 of the Company’s Current Report on Form 8-K filed on April 22, 2020).

* Schedules and certain exhibits to this agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K. Portions of this exhibit have been omitted pursuant to Item 601(b)(10)(iv) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Wayside Technology Group, Inc.

Date: May 6, 2020	By:	/s/ Michael Vesey
Michael Vesey, Vice President and Chief Financial Officer